UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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American Fidelity Dual Strategy Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

Important Proxy Materials

Dear Participant:

Thank you very much for taking the time to review this important information. American Fidelity Dual Strategy Fund is holding a Special Meeting of Shareholders on March 29, 2007 to vote on important proposals that affect the Fund. Currently, the only shareholders of the Fund are American Fidelity Separate Account A, American Fidelity Separate Account B, and American Fidelity Separate Account C (the “Separate Accounts”). However, because you invest indirectly in the Fund through your investment in the Separate Accounts, the Separate Accounts must get instructions from you on how to vote the shares of the Fund. Therefore, we are soliciting your instructions on how you would like the Separate Accounts to vote on the matters set forth below, which are described in more detail in the accompanying Proxy Statement. The Separate Accounts will in turn vote the Fund’s shares in accordance with the instructions received from you and the other participants in the Separate Accounts. YOUR INPUT IS VERY IMPORTANT!

At the Special Meeting of Shareholders, the shareholders will vote on the following matters:
(1)	Election of the Fund’s Board of Directors; and
(2)	Such other business as may properly come before the meeting or any adjournments thereof.

Providing your instructions on how the shares of the Fund should be voted is quick and easy. To submit your instructions, simply complete the enclosed Participant Voting Instruction Card, sign it, and mail it in the envelope we provided. If you have any questions before you vote, please call the telephone number on the cover of the Proxy Statement.

Sincerely,

David R. Carpenter

President, Principal Executive Officer

and Secretary

AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

2000 N. Classen Boulevard

Oklahoma City, Oklahoma 73106

1-800-662-1106

NOTICE OF SPECIAL MEETING

Notice is hereby given that a Special Meeting of Shareholders of American Fidelity Dual Strategy Fund, Inc., a Maryland corporation, will be held on March 29, 2007 at 9:00 a.m., Central Time, in the Arcade Conference Room of the Fund’s offices at 2000 N. Classen Boulevard, Oklahoma City, Oklahoma 73106. At the meeting, the Fund’s shareholders will be asked to consider and vote upon the following:

(1)	The election of the Fund’s Board of Directors; and
(2)	Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on February 1, 2007 are entitled to notice of the meeting and may vote on the matters described above. Participants with a beneficial interest in the Fund as of the close of business on February 1, 2007 are invited to provide voting instructions and may also attend the meeting. The accompanying Proxy Statement contains more information about how you can cast your vote or provide your voting instructions. The Proxy Statement also discusses in more detail the matters that will be addressed at the meeting.

Whether you plan to attend the meeting or not, please complete, sign, and return the enclosed Participant Voting Instruction Card or proxy so that you will be represented at the meeting. If you attend the meeting, you may change your vote at that time, but attending the meeting will not automatically revoke your voting instructions or proxy.

By Order of the Board of Directors

David R. Carpenter

President, Principal Executive Officer

and Secretary

Oklahoma City, Oklahoma

February 15, 2007

AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

2000 N. Classen Boulevard

Oklahoma City, Oklahoma 73106

1-800-662-1106

PROXY STATEMENT

Special Meeting of Shareholders

March 29, 2007

This Proxy Statement is furnished on behalf of the Board of Directors of American Fidelity Dual Strategy Fund, Inc. in connection with the Fund’s solicitation of proxies, and voting instruction in the case of participants, to be used to vote at a Special Meeting of Shareholders to be held on March 29, 2007 at 9:00 a.m., Central Time, in the Arcade Conference Room of the Fund’s offices at 2000 N. Classen Boulevard, Oklahoma City, Oklahoma 73106. This Proxy Statement is being delivered to shareholders and participants on or about February 15, 2007.

At the meeting, the Fund’s shareholders will be asked to consider and vote upon the following:

(1)	The election of the Fund’s Board of Directors; and
(2)	Such other business as may properly come before the meeting or any adjournments thereof.

You may request a free copy of the Fund’s most recent annual report and semi-annual report by calling 1-800-662-1106 or by sending a written request to the Fund at P.O. Box 25520, Oklahoma City, Oklahoma 73125-0520.

TABLE OF CONTENTS

Voting Procedures	1
Persons Entitled to Vote	1
Vote Required to Elect Directors	1
Other Voting Matters	1

Election of Board of Directors	2
Information Relating to Executive Officers, Directors and Nominees	2
Compensation	3
Shares of the Fund	3
Meetings of the Board of Directors	4

Committees of the Board of Directors	4
Audit Committee and Auditors	4
Nominating Process	5

General Information	5
Investment Adviser	5
Underwriter	5
Proxy Solicitation	5
Other Matters to Come Before the Meeting	6
Shareholder Proposals	6
Shareholder Communications	6

VOTING PROCEDURES

Persons Entitled to Vote

Shareholders of the Fund who had a voting interest in the Fund as of the close of business on February 1, 2007 are entitled to vote in connection with the Special Shareholders’ Meeting on March 29, 2007. As of February 1, 2007, there were 8,249,702.238 shares of the Fund outstanding, each representing a voting interest in the Fund. Currently, the Fund’s shares are available for purchase only by American Fidelity Separate Account A, American Fidelity Separate Account B, and American Fidelity Separate Account C (the “Separate Accounts”). Because only separate accounts of insurance companies may purchase shares of the Fund, you may only invest indirectly in the Fund through a variable annuity contract issued by a separate account of an insurance company. Persons who invest in the variable annuity contracts offered by the Separate Accounts are called “participants” in the variable annuity contracts. When we talk about “you” in this Proxy Statement, we mean the participants.

Upon receiving a participant’s investment in a variable annuity contract, the Separate Account, acting through American Fidelity Assurance Company (“AFA”), purchases shares of the Fund on behalf of the participant. The Separate Accounts are the only shareholders of record of the Fund’s shares. However, the Separate Accounts must solicit instructions from the participants on how to vote the shares of the Fund. Accordingly, AFA will vote the Fund’s shares on behalf of the Separate Accounts in accordance with instructions received from the participants.

AFA will vote the interests of participants for which no timely instructions are received in proportion to the instructions received from the participants who return the accompanying Participant Voting Instruction Card. Each share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate share of one vote.

Vote Required to Elect Directors

The representation in person or by proxy of a one-third of the outstanding shares of the Fund entitled to a vote at the Special Meeting of Shareholders is necessary to provide a quorum for the transaction of business at the Special Meeting. An affirmative vote of a plurality of votes cast at the Special Meeting of Shareholders is required to elect each of the nominees for the Board of Directors. AFA will vote the Fund’s shares based on instructions received from the participants, as discussed above.

Other Voting Matters

If you sign and return your Participant Voting Instruction Card but do not give any instructions, your interests in the Fund will be voted FOR the election of each of the nominees for the Board of Directors. With respect to any other matters (none of which are known to the Fund’s Board of Directors at this time) that may be presented at the meeting, all interests in the Fund will be voted in the discretion of AFA.

You may provide your instructions on how to vote on the proposals by:

•	Completing the enclosed Participant Voting Instruction Card, signing it, and mailing it back to the Fund or
•	Attending the meeting and giving instructions in person.

All Participant Voting Instruction Cards that are properly executed and received by AFA prior to the meeting, which are not revoked, will be taken into account by AFA for purposes of voting the shares of the Fund at the meeting. You may revoke your voting instructions at any time prior to the meeting by written notice to AFA, by executing subsequent voting instructions, or by giving instructions in person at the meeting. Attendance at the meeting alone will not serve to revoke your voting instructions. Because the Separate Accounts are the Fund’s only shareholders of record, none of the shares can be voted by a broker. Abstentions, if any, will not be counted as votes cast but will be count for quorum requirements. All votes placed in person or by proxy at the Special Meeting will be tabulated by AFA personnel.

ELECTION OF BOARD OF DIRECTORS

Information Relating to Executive Officers, Directors and Nominees

At the Special Meeting of Shareholders, six directors are to be elected to hold office until their successors have been duly elected and qualified. Information concerning the six nominees, as well as the executive officers of the Fund are set forth below. With the exception of Mr. McCubbin, all of the nominees are currently directors of the Fund. The Fund’s Board of Directors has determined that the following five nominees are not “interested persons” in the Fund as described in the Investment Company Act of 1940: Gregory M. Love, J. Dean Robertson, D.D.S., G. Rainey Williams, Jr., Jo Ann Dickey, and Mark H. McCubbin.

The Fund’s Board of Directors recommends voting FOR all of the nominees to the Fund’s Board of Directors.

Name, Address and Age	Position(s) Held with Fund; Length of Time Served	Principal Occupation(s) During Past 5 Years; Positions with Affiliates; Other Directorships	Recommended By

Interested Director Nominated(2)

David R. Carpenter, 56 2000 N. Classen Boulevard Oklahoma City, OK 73106	Chairman, President (Principal Executive Officer), Secretary and Director – Since May 2006; Executive Vice President and Principal Financial Officer – February 2003 to May 2006

Executive Vice President, American Fidelity Corporation; Executive Vice President and Treasurer, American Fidelity Assurance Company; Chairman, President, Chief Executive Officer and Treasurer, American Fidelity Securities, Inc.

Recommended by American Fidelity Assurance Company

Other Directors Nominated

Jo Ann Dickey, 66 12316A N. May #245 Oklahoma City, OK 73120	Director – Since October 2006(4)	Retired as of March 31, 2006; Former Senior Vice President – Internal Audit, American Fidelity Corporation	Recommended by American Fidelity Assurance Company

Gregory M. Love, 45 P.O. Box 26210 Oklahoma City, OK 73126	Director – Since March 1998 (3)(4)	President and Chief Operating Officer, Love’s Development Companies	Previously elected by shareholders

Mark H. McCubbin, 50 815 Robert S. Kerr Avenue Oklahoma City, OK 73106	Nominee for Director	Chief Executive Officer – McCubbin Hosiery, LLC	Recommended by current Independent Director and American Fidelity Assurance Company

J. Dean Robertson, D.D.S., M.Ed., 89 6422 N. Lenox Ave. Oklahoma City, OK 73116	Director – Since March 1998 (3)(4)	Professor Emeritus, University of Oklahoma, College of Dentistry	Previously elected by shareholders

G. Rainey Williams, Jr., 46 6301 N. Western Suite 200 Oklahoma City, OK 73118	Director – Since March 1998 (3)(4)	President and Chief Operating Officer, Marco Holding Corporation; Director, BancFirst Corporation	Previously elected by shareholders

Other Officers

Robert D. Brearton, 56 2000 N. Classen Boulevard Oklahoma City, OK 73106	Senior Vice President and Principal Financial Officer – Since May 2006	Senior Vice President and Chief Financial Officer, American Fidelity Assurance Company	N/A – Fund officer; Not nominated to Board

Stephen P. Garrett, 62 2000 N. Classen Boulevard Oklahoma City, OK 73106	General Counsel and Chief Compliance Officer – Since September 1, 2004	Senior Vice President and Secretary, American Fidelity Corporation; Senior Vice President, Secretary and Chief Compliance Officer, American Fidelity Assurance Company	N/A – Fund officer; Not nominated to Board

___________________________________

(1)	As of December 31, 2006.

(2)	“Interested person” of Dual Strategy Fund under Section 2(a)(19) of the Investment Company Act of 1940 due to position as officer of the Fund.

(3)

Officer and/or member of Dual Strategy Fund Board of Directors since the Fund’s establishment in March 1998; previously officer and/or member of Board of Managers of Variable Annuity Fund A, the Fund’s predecessor.

(4)

Pursuant to Dual Strategy Fund’s Bylaws and the General Corporation Law of Maryland, the Fund’s directors may serve without re-election until a majority of the Board’s members serve by appointment or otherwise are not elected by the Fund’s shareholders.

The Articles of Incorporation and the Bylaws of the Fund provide that the Board of Directors may consist of up to seven directors.

The Board of Directors is currently assessing the need to have a seventh director, and depending on the results of such assessment, will either appoint a seventh director in the future or eliminate the seventh board position. The proxies being solicited by the Fund cannot be voted for a greater number of nominees that those listed above.

Compensation

No officer or director of the Fund or AFA receives any remuneration from the Fund. Members of the Fund’s Board of Directors who are not employees of AFA receive a fee of $750 from AFA for each Fund board meeting attended and also receive a $6,000 annual retainer. Members of the Audit Committee of the Fund’s Board of Directors receive $750 for each committee meeting attended. The directors that are not “interested persons” also received $750 for attending the annual compliance meeting of the Fund.

Shares of the Fund

None of the directors or nominees for director own, beneficially or otherwise, any shares of Dual Strategy Fund common stock.

Meetings of the Board of Directors

During calendar year 2006, the Fund’s Board of Directors had  four meetings. No incumbent director has attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held since being elected to the Board of Directors and the total number of meetings held by all committees of the board on which he or she served. The directors are invited to attend any meeting of the Fund’s shareholders, but are not required to attend.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee and Auditors

The Fund’s Board of Directors has established an audit committee to consider and recommend independent auditors, review significant accounting policies and annual financial statements, and review and make recommendations regarding internal controls and financial reporting practices. The Audit Committee members are Gregory M. Love and G. Rainey Williams. The Audit Committee met one time in 2006. The Audit Committee has selected KPMG LLP, 700 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma 73102 to serve as Independent Registered Public Accounting Firm for the Fund for the 2006 calendar year. A representative of KPMG LLP is available to be present at the Special Meeting of Shareholders. He or she will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions that arise during the meeting.

The aggregate fees billed by KPMG LLP in 2005 and 2006 for the services provided to the Fund are set forth in the following table.

Description of Professional Service	Amount Billed
	2005	2006
Audit Fees—fees attributable to the audit of the Fund’s annual financial statements and for services that are provided in connection with statutory and regulatory filings	$25,000	$27,500
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

                The approval of the Audit Committee is required for all audit and significant permitted non-audit engagements of KPMG LLP prior to the commencement of such engagement. The Audit Committee annually approves the engagement of the Fund’s auditor and makes a recommendation to the Board of Directors that the directors approve the auditor at a Board of Directors meeting held in the first part of each calendar year. During fiscal years 2005 and 2006, the Audit Committee did not approve the performance by KPMG of any non-audit services, and as the table indicates, KPMG LLP did not perform any non-audit services for the Fund during the 2005 and 2006 fiscal years. In addition, KPMG LLP did not perform any non-audit services for the Fund’s investment advisor or any entity controlling, controlled by, or under common control therewith that provides ongoing services to the Fund.

Nominating Process

Given the relatively small size of the Fund’s Board of Directors and the active participation of all directors, the Board has not created a separate nominating committee. However, the Fund’s Board of Directors has adopted a resolution requiring that the current directors who are not “interested persons” (as defined in the Investment Company Act of 1940) select and nominate the Fund’s future directors who are not “interested persons.” With respect to directors who are interested persons, the entire Board of Directors participates in the selection and nomination of such directors.

When formulating its director recommendations, the Board of Directors will consider any written recommendations received from shareholders of the Fund identifying the nominee and stating the nominee’s qualifications. Shareholders can send recommendations to American Fidelity Dual Strategy Fund, Inc., Attention: Corporate Secretary, 2000 N. Classen Boulevard, Oklahoma City, Oklahoma 73106. The Board of Directors evaluates all nominees for director in the same manner regardless of the source of the recommendation.

Nominees for director must possess the following minimum qualifications: experience in the business community, proficiency in business matters (particularly investment, finance, legal or accounting matters), and exceptional personal integrity. In identifying and evaluating nominees for director, including nominees recommended by shareholders, the Board of Directors will implement such processes as it deems appropriate, including, in its sole discretion, retaining a third party or third parties to identify or evaluate or assist in identifying or evaluating potential nominees. When formulating its director recommendations, the Board of Directors will also consider any advice and recommendations offered by the Fund’s executive officers. However, at a minimum, each nominee for director must (i) meet the minimum qualifications set forth above, (ii) complete and sign the Fund’s Director and Officer Questionnaire in a form deemed appropriate by the Board of Directors prior to his or her nomination and (iii) provide biographical information upon request. Each director must, no less frequently than annually, complete and sign a Director and Officer Questionnaire in a form deemed appropriate by the Board of Directors.

GENERAL INFORMATION

Investment Adviser

The Fund’s investment adviser, AFA, is an Oklahoma stock life insurance company with offices at 2000 N. Classen Boulevard, Oklahoma City, OK 73106, and is registered as an investment adviser under the Investment Advisers Act of 1940.

Underwriter

American Fidelity Securities, Inc. is the Fund’s sole underwriter, and it has offices located at 2000 N. Classen Boulevard, Oklahoma City, OK, 73106.

Proxy Solicitation

The principal solicitation of proxies (including voting instructions by participants) will be by mail, but proxies may be solicited by telephone, facsimile, and personal contact by officers and regular employees of AFA. All costs associated with the preparation, filing, and distribution of this Proxy Statement, the solicitation, and the meeting will be paid by AFA, not by the Fund.

Other Matters to Come Before the Meeting

The Fund’s management does not know of any matters to be presented at the meeting other than those described in this Proxy Statement. If other business should properly come before the meeting, the proxy holders will vote thereon in accordance with their best judgment.

Shareholder Proposals

The meeting scheduled to be held on March 29, 2007 is a Special Meeting of Shareholders. The Fund is not required to, nor does it intend to, hold regular annual meetings of shareholders. If an annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Fund.

Shareholder Communications

Shareholders may send written communications to the Board of Directors, and if applicable, to specified individual directors, by mail, facsimile or courier to the Fund’s principal executive offices. All correspondence received by the Fund will be relayed to the Board of Directors, or if applicable, to the individual director. Communications should be addressed to American Fidelity Dual Strategy Fund, Inc., Attention: Corporate Secretary, 2000 N. Classen Boulevard, Oklahoma City, Oklahoma 73106, or sent by facsimile to American Fidelity Dual Strategy Fund, Inc. – Corporate Secretary at (405) 416-7879.

By Order of the Board of Directors

David R. Carpenter

President, Principal Executive Officer

and Secretary

February 15, 2007

Oklahoma City, Oklahoma